Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CAI International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-143000, 333-159870, 333-176369, 333-187058, 333-206102, 333-212135 and 333-219615) on Form S-8 and (No. 333-217915) on Form S-3 of CAI International, Inc. of our reports dated March 5, 2019, with respect to the consolidated balance sheets of CAI International, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of CAI International, Inc.

/s/ KPMG LLP

San Francisco, California

March 5, 2019